Green EnviroTech Holdings Corp. Announces Additions To Its Board Of Directors

JAMESTOWN, CA, April 25, 2019 (GLOBE NEWSWIRE) — Green EnviroTech Holdings Corp. (OTC PINK: GETH) is pleased to introduce two new additions to its Board of Directors: Mark Gantar is Managing Director at USWTE Investments and is responsible for business and corporate development in Africa, specializing in Foreign Direct Investment. Mark develops and manages relationships with Africa sovereigns, banks and local corporations active in Africa. Mr. Gantar is also the President and founder of Arcsoft Consulting, an IT services organization that focuses on business intelligence and training for Government agencies. Mr. Gantar added, “My collaboration with GETH, and with Gary in particular, demonstrates to me that GETH has a viable solution to processing scrap tires and plastics that will have a positive effect globally and, when coupled with USWTE’s capability to structure the financing for these plants, together we will build a successful business”.

Burak Erten, President of USWTE investments, has a background in structured finance and investment banking with a specialization in de-risking projects and converting project risk to credit risk. He is also a specialist in ‘off-the-balance-sheet’ funding techniques for banks and has experience in fund structuring. Mr. Erten has also innovated various financial products including off-plan mortgage products in the Turkish Banking system. Another area of interest for Mr. Erten has been real estate development and real estate investment banking. Mr. Erten added, “We have been watching GETH’s advancement over the years with their ground breaking technology and I’m personally pleased to join their board and assist with the global advancement of their green, climate friendly technology. This company, the technology and the people behind this effort are perfect for advancing US interests in bettering the planet through an entrepreneurial spirit”. “We here at GETH are honored to be associated with and recognized by these world renowned professionals,” stated Gary De Laurentiis, CEO of Green Envirotech Holdings.

Gary De Laurentiis, GETH’s CEO continued, “Since our prior announced management change we have aligned with a strategic investment firm who consolidated a considerable amount of our outstanding convertible debt and provided cash investments.” Mr. De Laurentiis continued, “Our patent-pending technology and our list of industry leading contacts has attracted global investors, placement agents and a growing list of potential Gen 1 plant locations.” “Never have we been closer to our Gen 1 launch,” stated Mr. De Laurentiis. “I want to continue to thank our partners and shareholders who have patiently endured some delays but knew our focus was never swayed.”

More On Our Board Additions:

Mark Gantar

In addition to his businesses, Mr. Gantar is the Honorary Consul for Ethiopia in Seattle. His passion for Ethiopia and Africa as a whole has been demonstrated by his relentless commitment to bringing relevant technology to Ethiopia in impactful and cost-effective methods utilizing public private partnerships. His international experiences include large-scale technology and energy related projects in Africa and numerous training and content engagements in India, Europe, and Asia.

In his diplomatic role as Honorary Consul for Ethiopia, he has international experience with overseas business operations and foreign direct investment. He has a strong track record of performance in turning around or building organizations by applying modern technology to enhance business operations.

Burak Erten

Mr. Erten has advised numerous governments in structuring investment treaties and coming up with unique bilateral fund designs with tailor made financial architecture. Previously and currently, Burak has served in various roles in financial and business groups in multiple countries in the capacity of CEO, Board of Director and Executive Board Member as well as advisory roles.

About Green EnviroTech Holdings:

Green EnviroTech Holdings Corp. (GETH) is first and foremost a green technology company. Our mission is to find, develop, and implement practical, economical solutions to address environmental issues associated with the production of waste, energy, water, and food and to create jobs and stimulate economic growth in the local communities where we operate as we strive to achieve this mission. For more information on GETH, please visit: www.greenenvirotech.com.

Forward Looking Statements

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

CONTACT INFORMATION

Public Relations and Media Contact:

Craig Fischer

786.375.0556

investors@greenenvirotech.com